UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                December 29, 2005

                             ----------------------

                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             001-16531                                06-159-7083
      (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 299 Park Avenue
                            New York, New York 10171
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement

      On December 29, 2005, General Maritime (the "Company") entered into a First Supplemental Indenture to the Indenture dated as of March 20, 2003 (the "Indenture") governing its 10% Senior Notes due 2013 (the "Notes"), by and among the Company, certain subsidiaries of the Company parties thereto and acting as guarantors thereunder ("Subsidiary Guarantors"), and LaSalle Bank National Association, as Trustee (the "Trustee"). The Company, the Subsidiary Guarantors, certain additional subsidiaries of the Company, and the Trustee executed the First Supplemental Indenture to cause these additional subsidiaries to become Subsidiary Guarantors in accordance with the terms of the Indenture.

      On December 30, 2005, the Company, the Subsidiary Guarantors, and the Trustee entered into a Second Supplemental Indenture to the Indenture (as supplemented by the First Supplemental Indenture referred to above). The Second Supplemental Indenture was entered into in connection with the Company's previously announced tender offer and consent solicitation made pursuant to an Offer to Purchase for Cash and Solicitation of Consents, dated December 15, 2005 (the "Offer to Purchase") with respect to the Notes. The Second Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants, certain default provisions, and related definitions in the Indenture. While the Second Supplemental Indenture was executed and delivered by the parties thereto on December 30, 2005, it will not become operative unless and until the Company purchases all Notes validly tendered and not validly withdrawn prior to the expiration of the tender offer pursuant to the terms of the Offer to Purchase.

      The foregoing summaries of the First Supplemental Indenture and the Second Supplemental Indenture referred to above do not purport to be complete and are qualified in their entirety by reference to the full text of such Supplemental Indentures, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 3.03   Material Modifications to Rights of Security Holders

See Item 1.01 above.

Item 8.01   Other Events

      On December 30, 2005, the Company issued a press release in connection with its previously announced cash tender offer and consent solicitation for any and all of its Notes announcing that, on December 29, 2005, it had received the requisite consents needed to approve certain proposed amendments to the Indenture. By December 29, 2005, holders of approximately $226,460,000 principal amount of Notes, representing approximately 99.99% of the total principal amount of Notes outstanding, had validly tendered their Notes and delivered their consents. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.       Description
-----------       -----------

4.1 First Supplemental Indenture, dated as of December 29, 2005, by and among General Maritime Corporation, certain subsidiaries of General Maritime Corporation and LaSalle Bank National Association, as trustee.

4.2 Second Supplemental Indenture, dated as of December 30, 2005, by and among General Maritime Corporation, certain subsidiaries of General Maritime Corporation and LaSalle Bank National Association, as trustee.

99.1              Press release issued by General Maritime Corporation on
                  December 30, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
                                 (Registrant)



                                 By:    /s/ Jeffrey D. Pribor
                                        -------------------------------
                                 Name:  Jeffrey D. Pribor
                                 Title: Chief Financial Officer


Date:   December 30, 2005